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                                                                     Exhibit 6.1

EXHIBIT E

     NUVEEN INVESTMENTS
     DIRECTORS AND CORPORATE OFFICERS

Officers

Schwertfeger, Timothy R.             Chairman of the Board and Chief
                                     Executive Officer

Amboian, John P.                     President and Director

Wilson, Margaret E.                  Senior Vice President and
                                     Controller

Berkshire, Alan G.                   Senior Vice President, General
                                     Counsel and Secretary

Adams, William IV                    Executive Vice President

Bartenhagen, Jennifer L.             Vice President

Bond, H. Bruce                       Managing Director and Vice
                                     President

Buttarazzi, Ronald J.                Vice President

Crossley, Lisa                       Vice President

D'Arrigo, Peter H.                   Vice President and Treasurer

Foy, Stephen D.                      Vice President

Fulton, Benjamin T.                  Managing Director and Vice
                                     President

Gambla, John W.                      Vice President

Hooten, Dave C.                      Vice President

Kucinskis, Anna R.                   Vice President

Martin, Larry W.                     Vice President, Assistant General
                                     Counsel and Assistant Secretary
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Muntz, Thomas C.                     Vice President

Neild, Edward F.                     Vice President

Vernon, Bruce L.                     Vice President

Zimmerman, Gifford R.                Vice President, Associate General
                                     Counsel and Assistant Secretary

Cramer, Darlene                      Assistant Vice President

Dalmaso, Nicholas                    Assistant Vice President
                                     and Assistant Secretary

Droeger, Jessica R.                  Assistant Vice President

Jacobs, Jill C.                      Assistant Vice President

Ospelt, Samatha P.                   Assistant Vice President

Piszczek, Michael T.                 Assistant Vice President

Roukis, Elizabeth                    Assistant Vice President

Sheyker, Michael                     Assistant Vice President

Strom, Martha A.                     Assistant Vice President

Thoms, Mike J.                       Assistant Vice President

Unterberg, Grant J.                  Assistant Vice President

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